UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real, Carlsbad, California, 92008

(Address of Principal Executive Offices) (Zip Code)

(760) 431-9286

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in the Proxy Statement Supplement (the “Proxy Statement Supplement”) filed by Alphatec Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on June 11, 2013, the Company took the following actions with respect to certain outstanding equity awards held by certain officers and one independent contractor on June 10, 2013 as follows:

Proposed Amendment to the Amended and Restated 2005 Employee, Officer, Director and Consultant Stock Plan. On June 10, 2013, the Board of Directors (the “Board”) approved an amendment (the “Amendment”) to the Amended and Restated 2005 Employee, Officer, Director and Consultant Stock Plan (the “Plan”), pursuant to which the limit on the aggregate number of shares of common stock that may be subject to awards under the Plan granted to any Plan participant in any fiscal year (the “Annual Award Limit”) will be increased from 200,000 shares per year to 1,500,000 shares per year. The Amendment is subject to, and will be effective upon, the approval of the Company’s stockholders at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

The Board approved the Amendment in response to its discovery of the grants to certain individuals in excess of the existing Annual Award Limit, as further described below under the heading “Correction of Prior Equity Awards.” The proposed increase in the Annual Award Limit under the Plan is necessary to enable the Company to make the corrective stock option awards to Messrs. Cross and O’Neill described below and will allow the Board and the Nominating, Governance and Compensation Committee more flexibility in the administration of the Company’s equity compensation program in the future.

The foregoing description of the Amendment is qualified by reference to the text of the Amendment itself, which was filed as Appendix B to the Proxy Statement Supplement. The Proxy Statement Supplement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Correction of Prior Equity Awards. It has come to the Company’s attention that the Board or the Nominating, Governance and Compensation Committee approved certain equity awards (the “Original Awards”) to certain officers and one independent contractor under the Plan, which, although they were structured to accomplish such objectives, inadvertently exceeded the 200,000 share per person Annual Award Limit contained in the Plan (either alone or in conjunction with other equity awards granted to the executives during the relevant fiscal year). After considering the cause and circumstances of the issuance of the Original Awards in excess of the Annual Award Limit, the Board and the Nominating, Governance and Compensation Committee determined that such Original Awards should be voided with respect to the number of shares subject to such awards in excess of the Annual Award Limit. The effect of the voiding of the number of shares subject to the Original Awards in excess of the Annual Award Limit, is set forth in the table below. None of the voided options were exercised and none of the voided shares of restricted stock have vested.

Participant	Original Grant Date	Original Exercise Price Per Share		Number of Shares Subject to Original Award	Number of Shares in Excess of Annual Award Limit to be Voided	Number of Shares Remaining Subject to Original Award
Leslie H. Cross Chairman and Chief Executive Officer	3/13/12	$2.05		400,000	400,000	—
	12/1/12	N/A	(1)	300	300	—
	1/4/13	$1.72		400,000	200,000	200,000
Michael O’Neill Chief Financial Officer, Vice President and Treasurer	10/11/10	$2.23		200,000	100,000	100,000
William Patrick Ryan Chief Operating Officer and President, International	12/19/12	$2.05		250,000	50,000	200,000
Thomas McLeer Senior Vice President, U.S. Commercial Operations	10/11/12	$1.76		200,000	100,000	100,000
Thomas Gardner President, Phygen, LLC (Consultant)	11/7/12	$1.65		200,000	100,000	100,000

(1)	This award was a restricted stock award.

On June 10, 2013, the Nominating, Governance and Compensation Committee approved the grant to each affected individual of a new stock option award with respect to the number of shares of the Company’s common stock outlined below (the “New Options”). The vesting and expiration provisions of the New Options are intended to mirror those applicable to the voided portion of the Original Awards, as further described below. The New Options, however, will have an exercise price per share equal to the greater of (i) the closing price per share of the Company’s common stock on the date of grant or (ii) the original exercise price per share of the Original Award to which such New Option relates. Because the annual equity-based awards previously made to Mr. Ryan in 2013 were well below the current individual Annual Award Limit, and Messrs. Gardner and McLeer have not received equity awards to date in 2013, there was sufficient capacity under the individual Annual Award Limit for 2013 to make these corrective awards to Messrs. Gardner, Ryan and McLeer effective on June 10, 2013, the date of the Nominating, Governance and Compensation Committee’s approval. However, due to the current Annual Award Limit in the Plan, the effectiveness of all or a portion of the New Options to Messrs. Cross and O’Neill will be conditioned upon stockholder approval of the Amendment, pursuant to which the Annual Award Limit will be increased from 200,000 shares to 1,500,000 shares per year. If the Amendment is not approved by the Company’s stockholders, Mr. Cross will not be granted any New Options while Mr. O’Neill will be granted New Options to purchase only 75,000 shares because he received stock options to purchase 125,000 shares of the Company’s common stock in January 2013. The voided restricted stock award to Mr. Cross is not being replaced at this time.

Participant	Number of Shares Underlying New Option		Date of Grant	Exercise Price Per Share	Expiration Date
Leslie H. Cross	400,000	(1)	(2)	(2)	3/13/22
	200,000	(3)	(2)	(2)	1/4/23
Michael O’Neill	100,000	(4)	(2)	(2)	10/11/20
William Patrick Ryan	50,000	(5)	6/10/13	$2.05(6)	12/19/19
Thomas McLeer	100,000	(7)	6/10/13	$1.95(6)	10/11/22
Thomas Gardner	100,000	(8)	6/10/13	$1.95(6)	11/7/22

(1)	The vesting of this grant is subject to the Company achieving certain stock performance goals established by the Nominating, Governance and Compensation Committee over specified periods of time.
(2)	The exercise price per share will be equal to the greater of (i) the closing price per share of the Company’s common stock on the date of the Company’s 2013 Annual Meeting, which will be the date of grant of such New Option, or (ii) $2.05 for the New Option to be granted to Mr. Cross for 400,000 shares, $1.72 for the New Option to be granted to Mr. Cross for 200,000 shares, and $2.23 for the New Option to be granted to Mr. O’Neill. If the Amendment is not approved by the Company’s stockholders, the New Options will not be granted to Mr. Cross, and Mr. O’Neill will be granted New Options to purchase only 75,000 shares because he received stock options to purchase 125,000 shares of the Company’s common stock in January 2013.
(3)	25% of this grant will vest on January 4, 2014, and the remaining shares subject to this new option will vest in 12 equal quarterly installments following each three month period of the executive’s service with us thereafter.

(4)	Vested as to 62,500 shares on the date of grant, and the remaining shares subject to this new option will vest in six equal quarterly installments following each three month period of the executive’s service with us thereafter.
(5)	33% of this grant will vest on December 19, 2013, and the remaining shares subject to this new option will vest in eight equal quarterly installments following each three month period of the executive’s service with us thereafter.
(6)	The exercise price per share is equal to the greater of (i) $1.95, the closing price per share of the Company’s common stock on June 10, 2013, the date of grant of such new option, or (ii) $2.05 for the new options to be granted to Mr. Ryan, $1.76 for the new options to be granted to Mr. McLeer or $1.65 for the new options to be granted to Mr. Gardner.
(7)	25% of this grant will vest on October 11, 2013, and the remaining shares subject to this new option will vest in 12 equal quarterly installments following each three month period of the executive’s service with us thereafter.
(8)	25% of this grant will vest on November 7, 2013, and the remaining shares subject to this new option will vest in two equal installments on each of November 7, 2014 and November 7, 2015; provided that Mr. Gardner’s consulting relationship has not been terminated prior to an applicable vesting date.

Item 8.01 Other Events

On June 11, 2013, the Company announced that it postponed the previously noticed 2013 Annual Meeting of Stockholders of the Company from June 17, 2013 to June 21, 2013 and supplemented its proxy statement for the meeting. A copy of the press release issued by the Company announcing the postponement and supplement to the proxy statement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Proxy Statement Supplement for Annual Meeting of Stockholders

99.2	Press release, dated June 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

ALPHATEC HOLDINGS, INC.

Date: June 11, 2013	By:	/s/ Ebun S. Garner, Esq.
	Name:	Ebun S. Garner, Esq.
	Title:	General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Proxy Statement Supplement for Annual Meeting of Stockholders

99.2	Press release, dated June 11, 2013